As Filed with the Securities and Exchange Commission on March 10, 2004
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 EXELIXIS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                 04-3257395
    (State of Incorporation)          (I.R.S. Employer Identification Number)

                                 170 Harbor Way
                                  P.O. Box 511
                          South San Francisco, CA 94083
                                 (650) 837-7000
                    (Address of principal executive offices)
                    ----------------------------------------

                           2000 EQUITY INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                   Frank Karbe
                             Chief Financial Officer
                                 Exelixis, Inc.
                                 170 Harbor Way
                                  P.O. Box 511
                          South San Francisco, CA 94083
                                 (650) 837-7000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                              Robert L. Jones, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94306

                                            CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                                  Proposed Maximum
     Title of Securities           Amount to be      Proposed Maximum Offering   Aggregate Offering       Amount of
      to be Registered             Registered(1)        Price Per Share (2)           Price (2)        Registration Fee
------------------------------  -----------------  ---------------------------  --------------------  -----------------
------------------------------  -----------------  ---------------------------  --------------------  -----------------
Stock Options and Common Stock   1,599,429 shares             $8.76                  $14,010,998           $1,775.19
(par value $.001)
=======================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the registrant's common stock that become issuable under the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and shares of common stock are based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq National Market System on March 9, 2004. The following chart illustrates the calculation of the registration fee:


                                                                                         Proposed Maximum       Proposed Maximum
                                                                     Amount to be          Offering Price       Aggregate Offering
Title of Shares to be Registered                                      Registered             Per Share               Price
--------------------------------                                  -------------------    -------------------   --------------------
Shares issuable pursuant to the 2000 Equity Incentive Plan                1,000,000             $8.76               $8,760,000

Shares issuable pursuant to the Employee Stock Purchase Plan                599,429             $8.76               $5,250,998

Proposed Maximum Aggregate Offering Price                                                                          $14,010,998


     Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 1,000,000 shares of the Registrant's common stock to be issued pursuant to the Registrant's 2000 Equity Incentive Plan and (ii) 599,429 shares of the Registrant's common stock to be issued pursuant to the Registrant's 2000 Employee Stock Purchase Plan.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statements on Form S-8 (relating to the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan) File Nos. 333-35862, 333-57026, 333-82722 and 333-102770 previously filed with the SEC on
April  28,  2000,  March  14,  2001,  February  14,  2002  and January 28, 2003,
respectively,  are  incorporated  by  reference  herein.

Item 8. Exhibits

Exhibit
Number    Description

4.1      Specimen Common Stock Certificate. (1)

4.2 Fourth Amended and Restated Registration Rights Agreement, dated February 26, 1999 among Exelixis, Inc. and Certain Stockholders of Exelixis,Inc. (1)

4.3 Warrant, dated August 17, 1998, to purchase 125,796 post-split shares of Exelixis, Inc. Series A preferred stock in favor of Comdisco, Inc. (1)

4.4 Warrant, dated August 17, 1998, to purchase 15,365 post-split shares of Exelixis, Inc. Series A preferred stock in favor of Greg Stento. (1)

4.5 Warrant, dated January 24, 1996, to purchase 267,857 post-split shares of Exelixis, Inc. Series B convertible stock in favor of MMC/GATX Partnership No. 1. (1)

4.6 Warrant, dated September 25, 1997, to purchase 63,750 post-split shares of Exelixis, Inc. common stock in favor of MMC/GATX Partnership
         No. 1. (1)

4.7 Warrant, dated November 15, 1999, to purchase 9,000 post-split shares of Exelixis, Inc. common stock in favor Bristow Investments, L.P. (1)

4.8 Warrant, dated November 15, 1999, to purchase 101,250 post-split shares of Exelixis, Inc. common stock in favor of Slough Estates USA, Inc. (1)

4.9 Warrant, dated November 15, 1999, to purchase 2,250 post-split shares of Exelixis, Inc. common stock in favor of Laurence and Magdalena Shushan Trust. (1)

4.10 Warrant, dated April 1, 2000, to purchase 70,875 shares of Exelixis, Inc. common stock in favor of Slough Estates USA, Inc. (2)

4.11 Warrant, dated April 1, 2000, to purchase 6,300 shares of Exelixis, Inc. common stock in favor of Bristow Investments, L.P. (2)

4.12 Warrant, dated April 1, 2000, to purchase 1,575 shares of Exelixis, Inc. common stock in favor of Laurance and Madgalena Shusan Family Trust. (2)

4.13 Form of Convertible Promissory Note, dated May 22, 2001 by and between Exelixis, Inc. and Protein Design Labs, Inc. (3)

4.14 Form of Note Purchase Agreement, dated May 22, 2001 by and between Exelixis, Inc. and Protein Design Labs, Inc. (3)

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (contained on the signature pages to this Registration Statement).

99.1     2000 Equity Incentive Plan. (1)

99.2     2000  Employee  Stock  Purchase  Plan.  (1)

________________________
(1) Filed as an Exhibit to Exelixis, Inc.'s Registration Statement on Form S-1, as amended (File No. 333-30978), as filed with the Securities and Exchange Commission on February 7, 2000, as amended, and incorporated herein by reference.

(2) Filed as an Exhibit to Exelixis, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Securities and Exchange Commission on May 15, 2000 and incorporated herein by reference.

(3) Filed as an Exhibit to Exelixis, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as filed with the Securities and Exchange Commission on August 14, 2001 and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 10, 2004.

                                   EXELIXIS, INC.


                                   By: /s/ George A. Scangos
                                      ----------------------------------
                                      George A. Scangos, Ph.D.
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Scangos and Frank Karbe, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                               Date
------------------------------   ----------------------------------  ------------------

/s/ George A. Scangos            President, Chief Executive          March 10, 2004
------------------------------   Officer and Director
  George A. Scangos, Ph.D.       (Principal Executive Officer)


/s/ Frank Karbe                  Chief Financial Officer             March 10, 2004
------------------------------   (Principal Financial and
  Frank Karbe                     Accounting Officer)


/s/ Stelios Papadopoulos         Chairman of the Board of
-------------------------------  Directors                           March 10, 2004
  Stelios Papadopoulos, Ph.D.


/s/ Charles Cohen                Director                            March 10, 2004
------------------------------
 Charles Cohen, Ph.D.


/s/ Jason Fisherman              Director                            March 10, 2004
-------------------------------
  Jason S. Fisherman, M.D.


/s/ Jean-Francois Formela        Director                            March 10, 2004
-------------------------------
  Jean-Francois Formela, M.D.


/s/ Vincent T. Marchesi          Director                            March 10, 2004
-------------------------------
  Vincent T. Marchesi, Ph.D.


/s/ Frank  McCormick             Director                            March 10, 2004
-------------------------------
  Frank  McCormick,  Ph.D.


/s/ Lance Willsey                Director                            March 10, 2004
 ------------------------------
  Lance Willsey, M.D.


/s/ Jack  L.  Wyszomierski       Director                            March 10, 2004
-------------------------------
  Jack  L.  Wyszomierski


                                  EXHIBIT INDEX
Exhibit
Number    Description

4.1      Specimen Common Stock Certificate. (1)

4.2 Fourth Amended and Restated Registration Rights Agreement, dated February 26, 1999 among Exelixis, Inc. and Certain Stockholders of Exelixis,Inc. (1)

4.3 Warrant, dated August 17, 1998, to purchase 125,796 post-split shares of Exelixis, Inc. Series A preferred stock in favor of Comdisco, Inc. (1)

4.4 Warrant, dated August 17, 1998, to purchase 15,365 post-split shares of Exelixis, Inc. Series A preferred stock in favor of Greg Stento. (1)

4.5 Warrant, dated January 24, 1996, to purchase 267,857 post-split shares of Exelixis, Inc. Series B convertible stock in favor of MMC/GATX Partnership No. 1. (1)

4.6 Warrant, dated September 25, 1997, to purchase 63,750 post-split shares of Exelixis, Inc. common stock in favor of MMC/GATX Partnership
         No. 1. (1)

4.7 Warrant, dated November 15, 1999, to purchase 9,000 post-split shares of Exelixis, Inc. common stock in favor Bristow Investments, L.P. (1)

4.8 Warrant, dated November 15, 1999, to purchase 101,250 post-split shares of Exelixis, Inc. common stock in favor of Slough Estates USA, Inc. (1)

4.9 Warrant, dated November 15, 1999, to purchase 2,250 post-split shares of Exelixis, Inc. common stock in favor of Laurence and Magdalena Shushan Trust. (1)

4.10 Warrant, dated April 1, 2000, to purchase 70,875 shares of Exelixis, Inc. common stock in favor of Slough Estates USA, Inc. (2)

4.11 Warrant, dated April 1, 2000, to purchase 6,300 shares of Exelixis, Inc. common stock in favor of Bristow Investments, L.P. (2)

4.12 Warrant, dated April 1, 2000, to purchase 1,575 shares of Exelixis, Inc. common stock in favor of Laurance and Madgalena Shusan Family Trust. (2)

4.13 Form of Convertible Promissory Note, dated May 22, 2001 by and between Exelixis, Inc. and Protein Design Labs, Inc. (3)

4.14 Form of Note Purchase Agreement, dated May 22, 2001 by and between Exelixis, Inc. and Protein Design Labs, Inc. (3)

5.1      Opinion of Cooley Godward LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Cooley Godward LLP (contained in Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (contained on the signature pages to this Registration Statement).

99.1     2000 Equity Incentive Plan. (1)

99.2     2000  Employee  Stock  Purchase  Plan.  (1)

________________________
(1) Filed as an Exhibit to Exelixis, Inc.'s Registration Statement on Form S-1, as amended (File No. 333-30978), as filed with the Securities and Exchange Commission on February 7, 2000, as amended, and incorporated herein by reference.

(2) Filed as an Exhibit to Exelixis, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Securities and Exchange Commission on May 15, 2000 and incorporated herein by reference.

(3) Filed as an Exhibit to Exelixis, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, as filed with the Securities and Exchange Commission on August 14, 2001 and incorporated herein by reference.